EXHIBIT 10.F.

MANAGEMENT AGREEMENT


     AGREEMENT made as of the 3rd day of January, 1995 by and between RIDGEWOOD ELECTRIC POWER TRUST IV, a Delaware business trust (the "Trust"), and Ridgewood Power Corporation, a
Delaware corporation (hereinafter referred to as the "Management Company").

W I T N E S S E T H:

     WHEREAS, the Trust is a business trust organized under The Delaware Business Trust Act, as amended, and is engaged in business as a business development company under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

     WHEREAS, the Management Company is the managing shareholder of the Trust and will engage principally in rendering management, administrative and investment advisory services to the Trust and will register to become an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Trust desires to retain the Management
Company to render management, administrative and certain investment advisory services to the Trust in the manner and on the terms hereinafter set forth; and

     WHEREAS, the Management Company is willing to provide management, administrative and investment advisory services to the Trust on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Management Company hereby agree as follows:

ARTICLE I

Duties of the Management Company

     The Trust hereby employs the Management Company to furnish, or arrange for affiliates of the Management Company to furnish, the management, administrative and investment advisory services described below, subject to the general supervision and review of the Board of the Trust for the period and on the terms and conditions set forth in this Agreement. The "Board" consists of the Management Company and two Independent Trustees appointed pursuant to the terms and conditions of the Declaration of Trust ("the Declaration") for the Trust dated as of January 3, 1995. The Management Company hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein.

     (a) Management Services. The Management Company shall perform (or arrange for the performance of) the management and administrative services necessary for the operation of the Trust, including providing managerial assistance to portfolio companies of the Trust and such other services related to investments in non-utility generating facilities which sell electric and/or thermal power and in other non-utility facilities which provide power- related products or services, as shall be necessary for the operation of the Trust. The Management Company shall also perform services related to administering the accounts and handling relations with all holders of beneficial interests in the Trust. The Management Company shall provide the Trust with office space, equipment and facilities and such other services as the Management Company shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Management Company shall also, on behalf of the Trust, conduct relations with custodians, depositories, transfer agents, other shareholder service agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Management Company shall report to the Board as to its performance of obligations hereunder and shall furnish advice and recommendations with respect to such other aspects of the business and affairs of the Trust as the Management Company shall determine to be desirable.

     (b) Investment Advisory Services. Pursuant to the Declaration, the Management Company in its capacity as the managing shareholder of the Trust is responsible for providing investment advisory services in connection with the Trust's power investments and in connection with the money market securities or other non-power investments held by the Trust (such investments being referred to herein as the "Investments"). The Management Company shall also provide the Trust with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the Investments, and shall advise the Board of the investment program for the Investments and shall determine from time to time which Investments shall be purchased, sold or exchanged and what portion of the Trust's assets shall be held in the various money market securities or cash, subject always to any restrictions of the Declaration, as amended from time to time, the provisions of the Investment Company Act and the Trust's investment objectives, investment policies and investment restrictions as the same are set forth in the reports filed by the Trust under the Securities Exchange Act of 1934, as amended. The Management Company shall also make determinations with respect to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Trust's Investments shall be exercised. The Management Company shall take, on behalf of the Trust, all actions which it deems necessary to implement its investment policies. Subject to the provisions of the Investment Company Act and other applicable provisions of law, the Management Company may select brokers or dealers with which it or the Trust is affiliated to effect the purchase or sale of Investments. The Management Company, in its sole discretion, may engage professionals, consultants and other persons whose expertise or qualifications may assist the Management Company or the Trust in connection with the Trust's business and, if such persons are not affiliated with the Management Company, may treat the costs and expenses so incurred as a Trust expense.

ARTICLE II

Allocation of Charges and Expenses

     (a) The Management Company. The Management Company assumes and shall pay the expense for maintaining the staff and personnel necessary to perform its obligations under this Agreement and shall at its own expense, provide the Trust with office space, facilities, equipment and personnel necessary to carry out its obligations hereunder. The Management Company will bear the administrative and service expenses associated with the management services it is to provide for the Investments of the Trust pursuant to the terms of this Agreement.

     (b) The Trust. The Trust assumes and shall pay or cause to be paid all other expenses of the Trust not expressly assumed by the Management Company, including, without limitation: expenses of portfolio transactions, valuation costs (including the quarterly calculation of net asset value), expenses of printing reports and other documents distributed to the Securities and Exchange Commission and holders of beneficial interests, Securities and Exchange Commission and other regulatory fees, interest, taxes, fees and actual out-of-pocket expenses of the Independent Trustees, fees for legal, auditing and consulting services, litigation expenses, costs of printing proxies and other expenses related to meetings of holders of beneficial interest, postage and other expenses properly payable by the Trust.

ARTICLE III

Compensation of the Management Company

     (a) Management Fee. For the services rendered, the facilities furnished and the expenses assumed by the Management Company, the Trust shall pay to the Management Company compensation which shall be at the annual rate of 3% of the net asset value of the Trust determined in the manner set forth in the Confidential Memorandum ("Memorandum") of the Trust dated January 3, 1995. Such fee is payable monthly in advance. To the extent that the Trust does not have cash or readily marketable securities in an amount sufficient to pay the management fee, the Trust will accrue such fee as a liability and pay the accrued fee at such time as it has sufficient cash available to it. Interest on the amount of the accrued fee will be assessed at the annual rate of ten percent (10%).

     (b) Other Fees. In connection with the offering of shares of beneficial interest in the Trust ("Shares"), the Management Company is entitled to receive an organizational, distribution and offering fee of 6% of each capital contribution to the Trust to defray expenses incurred in the offer and sale of the shares. In connection with the initial management of the capital contributions, the Management Company is also entitled to receive an investment fee of 2% of each capital contribution to the Trust for services in investigating and evaluating investment opportunities. If the Management Company or an affiliate performs brokerage services in connection with the acquisition or disposition of Trust investments in the independent power industry (other than the Trust's participation in or investments made through any entity organized to develop multiple independent power projects), the entity providing those services will be entitled to a brokerage fee of up to 2% of the gross proceeds of the acquisition or disposition. Ridgewood Securities Corporation, an affiliate of the Management Company, is acting as placement agent for the offering of Shares and is entitled to a 1% placement fee from each capital contribution and, to the extent it effects the sales of Shares as a broker-dealer, to an 8% selling commission on each such Share. The Trust will reimburse Ridgewood Energy Holding Corporation, the corporate trustee of the Trust, for all actual and necessary expenses paid or incurred in connection with the operation of the Trust, including the Trust's allocable share of the corporate trustee's overhead. All these fees and expenses are to be paid pursuant to the provisions of the Declaration.

     (c) Expense Limitations. In the event the operating expenses of the Trust, including amounts payable to the Management Company pursuant to subsection (a) hereof, for any fiscal year ending on a date on which this Agreement is in effect exceed any expense limitations applicable to the Trust imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Management Company shall reduce its management fee hereunder by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Trust in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, portfolio transaction costs and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Trust. Whenever the expenses of the Trust exceed a pro rata portion of the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the fee due to the Management Company. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Management Company's management fee shall be applicable.

ARTICLE IV

Limitation of Liability of the Management Company

     (a) As more fully described in Article 3 of the Declaration, the Management Company shall not be liable for any loss suffered by the Trust that arises out of any action or inaction of the Trust, any Trust officers, agents or affiliates, the Management Company, the Trustees, or any affiliate of the Management Company or a Trustee, or any director, officer or agent of those entities (collectively, "Managing Persons") or out of any error of judgment or mistake of law, if the Managing Person responsible, in good faith, determined that such course of action was in the Trust's best interest and such course of conduct was within the scope of this Management Agreement or the Declaration of Trust and did not constitute negligence or misconduct of the Managing Persons involved.

     (b) Indemnification. The provisions of Section 3.7 of the Declaration are hereby incorporated by reference into this Management Agreement and are expressly approved by the Board of the Trust. The Management Company shall be entitled to indemnification hereunder in each instance where the "Managing Shareholder" is entitled to indemnification under said Section 3.7.

ARTICLE V

Activities of the Management Company

     The services of the Management Company of the Trust to be performed under this Management Agreement are not deemed to be exclusive, the Management Company being free to render services to others. It is understood that Trustees or affiliates of the Trust (other than the Independent Trustees) and holders of beneficial interest of the Trust are or may become interested in the Management Company as directors, officers, employees or shareholders of the Management Company or otherwise and that the Management Company or its directors, officers, employees or shareholders are or may become interested in the Trust as Trustees (other than as an Independent Trustee), holders of beneficial interests or otherwise.

ARTICLE VI

Duration and Termination of this Contract

     This Agreement shall become effective as of the date first above written and shall remain in force until the second anniversary thereof, and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of the Trust or the vote of a majority of the outstanding voting securities of the Trust and (ii) a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, by a vote cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Board of the Trust or by vote of a majority of the outstanding voting securities of the Trust, or by the Management Company, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

ARTICLE VII

Amendments of this Agreement

     This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of the Trust or the vote of a majority of the holders of outstanding voting securities of the Trust and (ii) a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, by a vote cast in person at a meeting called for the purpose of voting on such approval.

ARTICLE VIII

Definitions of Certain Terms

     The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules thereunder.

ARTICLE IX

Governing Law

     This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                RIDGEWOOD ELECTRIC POWER
                                 TRUST IV

                                By:  /s/ Robert E. Swanson
                                         Robert E. Swanson
                                          President


                                RIDGEWOOD POWER CORPORATION

                                By:  /s/ Bruno Pettoni
                                         Bruno Pettoni
                                          Senior Vice President